Exhibit 4.2B

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

(A.B.N. 11 005 357 522),

As Issuer,

TO

THE BANK OF NEW YORK,

As Trustee,

Second Supplemental Indenture

Dated as of [  ], 2004

To

Indenture

Dated as of January 15, 1994

SECOND SUPPLEMENTAL INDENTURE, dated as of [  ], 2004, between AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (A.B.N. 11 005 357 522), a corporation duly incorporated and existing under the laws of the Commonwealth of Australia, as Issuer (herein called the “Company”), having its principal office at 100 Queen Street, Melbourne, Victoria 3000, Australia, and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, United States of America, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee have entered into an Indenture dated as of January 15, 1994 (herein called the “Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of May 29, 1998, providing for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in the Indenture.

Section 901(5) of the Indenture provides that, without the consent of the Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

As of the date of this Second Supplemental Indenture, the Company has created a series of Securities, called “Subordinated Medium Term Notes, Series A” pursuant to Section 301 of the Indenture pursuant to an Officers’ Certificate, dated January 15, 1994, as amended pursuant to an Officers’ Certificate dated May 29, 1998.  Pursuant to the foregoing authority granted under Section 901(5) of the Indenture, the Company intends to amend the Indenture by this Second Supplemental Indenture in certain respects with respect to the Securities of all series of Securities not heretofore Outstanding.

The entry into this Second Supplemental Indenture by the Company and the Trustee is in all respects authorized by the provisions of the Indenture.

All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, the Company and the Trustee each hereby agree as follows:

1.                                       The following definitions are hereby added to Section 101:

“Australian Corporations Act” means the Corporations Act 2001 (Cth) of Australia.

“Offshore Associate” has the meaning specified in Section 1007.

2.                                       All references to the term “Australian Corporations Law” are hereby replaced throughout the Indenture with the term “Australian Corporations Act.”

3.                                       The following definitions in Section 101 of the Indenture are hereby amended as follows:

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Subsidiary” of any Person has the meaning ascribed to the term “subsidiary” in relation to a body corporate by Section 9 of the Australian Corporations Act.

4.                                       The second and third paragraphs of Section 202 are hereby amended as follows:

SECTION 202.                Form of Face of Security.

[…]

Upon the occurrence of an Event of Default, subject to the subordination provisions hereinafter referred to, there shall become due and payable with respect to this Security, and the Company shall pay to the Person in whose name this Security is registered on the date fixed for payment, the principal amount hereof and all accrued and unpaid interest hereon to such date for payment. An “Event of Default” is defined solely as the making of an order by a court of the State of Victoria, Commonwealth of Australia or a court with appellate jurisdiction from such court which is not successfully appealed or permanently stayed within 60 days of the entry of such order, or the valid adoption by the shareholders of the Company of an effective resolution, in either case for the winding-up of the Company (other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency) [if applicable, insert additional Events of Default provided pursuant to Section 501(ii) of the Indenture].

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in            , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert — ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

[…]

5.                                       The first eighth and tenth paragraphs of Section 203 of the Indenture are hereby amended as follows:

SECTION 203.                Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”),  issued and to be issued in one or more series under an Indenture, dated as of January 15, 1994 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Other Creditors and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to $        ].  [if applicable, insert —; provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Securities, create and issue additional Securities with terms and conditions identical to those of the Securities, which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities].

[…]

[If applicable, insert – Under the existing requirements of the Australian Prudential Regulatory Authority (“APRA”), no redemption, purchase or repurchase of any Securities prior to their Stated Maturity may be made by the Company or any of its Subsidiaries without the prior consent of APRA, unless otherwise specified or determined by APRA.]

[…]

If the Company fails to pay (i) any interest on the relevant Payment Date, and such failure is continued for 30 days, or (ii) the principal amount of, and any premium, on the Securities when due, then in each of such cases such failure shall constitute a “Default”.  If any Default shall occur and be continuing, the Trustee may pursue actions for specific performance,  commence a judicial proceeding for the collection or recovery of the sums so due and unpaid or for the enforcement of any such payment due or institute a proceeding in the State of Victoria, Commonwealth of Australia (but not elsewhere) for the winding-up of the Company; provided, however, that the Trustee may not declare the principal amount of the Securities to be due and payable.

[…]

6.                                       Paragraph (6) of Section 301 of the Indenture is hereby amended as follows:

SECTION 301.                Amount Unlimited; Issuable in Series.

[…]

(6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served

7.                                       Section 301 of the Indenture is hereby amended by the removal of the word “and” in numbered paragraph (18) and the insertion of the following paragraph after numbered paragraph (18):

SECTION 301.                Amount Unlimited; Issuable in Series.

[…]

(18.1)                   if the Company may from time to time without the consent of the Holders create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the outstanding Securities of any series or upon such terms as the Company may determine at the time of their issue; and

[…]

8.                                       The first paragraph of Section 305 of the Indenture is hereby amended as follows:

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register  maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

9.                                       Section 501 of the Indenture is hereby amended as follows:

SECTION 501.                Event of Default

“Event of Default”, wherever used herein with respect to Securities of any series, means (i) the making of an order by a court of the State of Victoria, Commonwealth of Australia or a court with appellate jurisdiction from such court which is not successfully appealed or permanently stayed within 60 days of the entry of such order, or the valid adoption by the shareholders of the Company of an effective resolution, in each case for the winding-up of the Company (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency) or (ii) any other Event of Default specified with respect to Securities of such series as contemplated by Section 301.

10.                                 Section 503 of the Indenture is hereby amended as follows:

SECTION 503.                Collection of Indebtedness and Suits for Enforcement by Trustee.

“Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)                                  default is made in the payment of  the principal of (or premium, if any, on) any Security at the Maturity thereof.

If a Default shall occur and be continuing, the Trustee may pursue actions for specific performance, commence a judicial proceeding for the collection or recovery of the sums so due and unpaid or for the enforcement of any such payments due or institute a proceeding for the winding-up in the State of Victoria, Commonwealth of Australia (but not elsewhere) of the Company; provided, however, that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Securities to be due and payable.  Holders of Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against the Company in any such winding-up.

No recourse for the payment of the principal of, or any premium or interest on, any Security, or for any claim based thereon or otherwise in respect thereof and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

11.                                 The first paragraph of Section 1003 of the Indenture is hereby amended as follows:

SECTION 1003.         Money for Securities Payments to be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

12.                                 Section 1007 of the Indenture is deleted in its entirety and replaced by the following:

SECTION 1007.         Additional Amounts

All payments of, or in respect of, principal of, and any premium and interest on, the Securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Australia or any political subdivision or taxing authority thereof or therein to be withheld or deducted.  In that event, the Company will pay such additional amounts of, or in respect of, the principal of, and any premium and interest on, the Securities (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of each Security of the amounts which would have been payable in respect of such Security had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(1)                              any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Holder:  (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or otherwise had some connection with Australia other than the mere ownership of, or receipt of payment under, such Security; or (B) presented such Security more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of thirty (30) days;

(2)                                     any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such taxes;

(3)                                     any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the Securities;

(4)                                     any withholding, deduction, tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder of such Security or, in the case of a Global Security, the beneficial owner of such Security to comply with a request of the Company addressed to such Holder or beneficial owner, as the case may be, (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner, as the case may be, (B) to make any declaration or other similar claim or satisfy any information or reporting requirement or (C) to provide an Australian tax file number, Australian Business Number or proof of an appropriate exemption, which, in the case of (A), (B) or (C) is required or imposed by a statute, treaty, regulation or administrative practice of Australia or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, assessment or other governmental charge;

(5)                                   any combination of items (1), (2), (3) and (4);

nor shall Additional Amounts be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, any such Security to any such Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security.

The Company will not be liable to pay Additional Amounts to any Holder for any deduction or withholding on account of any duties or taxes where those duties or taxes are imposed or levied by or on behalf of the Commonwealth of Australia by virtue of the Holder being an “Offshore Associate” (to whom the payment is made other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Australian

Corporations Act 2001) or as a result of the Holder being a party to or participant in a scheme to avoid such duties or taxes.  “Offshore Associate” means an “associate” (which is defined in s128F(9) of the Income Tax Assessment Act 1936 of Australia) of the Company that is either a non-resident of the Commonwealth of Australia which does not acquire or receive payments in respect of the Security in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires or receives payment in respect of the Security in carrying on business at or through a permanent establishment outside of Australia.

Whenever in this Indenture there is mentioned, in any context, any payment of, or in respect of, the principal of, or any premium or interest on, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section, and any express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

13.                                 The first paragraph of Section 1301(a) and Section 1301(b) of the Indenture are hereby amended as follows:

SECTION 1301.         Securities Subordinated to Claims of Other Creditors.

(a)                                  The rights of the Holders of Securities are, in the event of a winding-up of the Company, subordinated to the claims of Other Creditors and accordingly the obligation of the Company to make, and the entitlement of the Holders of Securities to receive and retain, any payment of the principal of, or any premium or interest on, the Securities of any series (including any Additional Amounts) is expressly conditioned, from and after the commencement of a winding-up of the Company, on the satisfaction in full of the claims of the Other Creditors, and no payment in respect of the principal of, or any premium or interest on, any Securities of any series which under any provision of such Securities or this Indenture would otherwise fall due and payable shall be so due and payable while the claims of the Other Creditors remain unsatisfied in whole or in part.

[…]

(b)                                 If an order is made by a court of the State of Victoria, Commonwealth of Australia or a court with appellate jurisdiction from such court and is not successfully appealed or permanently stayed within 30 days of the entry of such order, or an effective shareholders’ resolution is validly adopted, in either case for the winding-up of the Company in Victoria (other than under or in connection with a scheme  of amalgamation or reconstruction not involving a bankruptcy or insolvency), the principal amount of, and all accrued and unpaid interest on, the Securities shall automatically and without any further action of any Person become due and payable, subject to the provisions of paragraph (a) above.

14.                                 No Application to Securities of all Series Outstanding

The provisions of the Indenture effected through this Second Supplemental Indenture shall not have retroactive effect and shall neither (i) apply to any Security of any series Outstanding when such Second Supplemental Indenture is executed and entitled to the benefit of such provisions nor (ii) modify the rights of any Holder of any such Security with respect to such provision.

15.                                 Governing Law.

This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that (a) the authorization and execution of this Second Supplemental Indenture by and on behalf of the Company, (b) the occurrence of an Event of Default under Clause (i) of Section 501 of the Indenture, as amended hereby and (c) Article Thirteen of the Indenture, as amended hereby, shall be governed by, and construed in accordance with, the laws of the State of Victoria, Commonwealth of Australia.

16.                                 Recitals.

The Trustee has no responsibility for the correctness of the statements of facts contained herein under “Recitals of the Company”.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title: